UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 5, 2017

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

On September 6, 2017, Insmed Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Leerink Partners LLC, as managers of the underwriters named in Schedule I thereto (the “Underwriters”), relating to the offer and sale of 12,281,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share at a price to the public of $28.50 per share. In the Underwriting Agreement, the Company granted the Underwriters an option exercisable for 30 days from the date of the Prospectus Supplement (as defined below) to purchase up to an additional 1,842,150 shares (together with the Firm Shares, the “Shares”) of the Company’s common stock at the public offering price, less underwriting discounts and commissions, which the Underwriters exercised on September 7, 2017. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting fees and discount and other estimated offering expenses payable by the Company, are expected to be approximately $377.7 million.

The offering is being made pursuant to a base prospectus dated May 19, 2017, which was filed with the Securities and Exchange Commission (the “SEC”) as part of a shelf registration statement that became automatically effective upon filing, as supplemented by a preliminary prospectus supplement filed with the SEC on September 5, 2017, and a final prospectus supplement, dated September 6, 2017 (the “Prospectus Supplement”). The closing of the offering is expected to take place on or about September 11, 2017, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Hunton & Williams LLP relating to the shares being offered is filed herewith as Exhibit 5.1.

On September 5, 2017, the Company issued a press release announcing the commencement of the offering. On September 6, 2017, the Company issued a press release announcing the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated September 6, 2017, by and among the Company and Goldman Sachs & Co. LLC and Leerink Partners LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton & Williams LLP

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

99.1	Press Release dated September 5, 2017.

99.2	Press Release dated September 6, 2017.

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated September 6, 2017, by and among the Company and Goldman Sachs & Co. LLC and Leerink Partners LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton & Williams LLP

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

99.1	Press Release dated September 5, 2017.

99.2	Press Release dated September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2017	INSMED INCORPORATED

By:
/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary